EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to Keller Ladders, Inc. Retirement Savings & Investment Plan, of our report dated November 11, 1996 with respect to the consolidated financial statements and schedule of U.S. Industries, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP



New York, New York
December 31, 1996